Exhibit 10.1

AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT
BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
AND
CHURCHILL ASSET MANAGEMENT LLC

This Amendment No. 2 (this “Amendment”), dated as of January 10, 2023, to the Advisory Agreement (as defined below) is made by and between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, a Delaware statutory trust (the “Fund”), and CHURCHILL ASSET MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).

RECITALS

WHEREAS, the Fund and the Adviser are parties to that certain Investment Advisory Agreement, dated as of March 31, 2022 and the Amendment No. 1, dated August 3, 2022, to that certain Investment Advisory Agreement (collectively, the “Advisory Agreement”); and

WHEREAS, the Fund and the Adviser have agreed to amend the Advisory Agreement to reflect comments issued by securities regulators from various states in connection with their “blue sky” review of the Fund’s offering.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1.Effective as of January 10, 2023, Section 2(a) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(a)Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Fund’s board of trustees (the “Board”), the Adviser shall act as the investment adviser to the Fund and shall manage the investment and reinvestment of the assets of the Fund.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement,

(i)determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)identify, evaluate and negotiate the structure of the investments made by the Fund;

(iii)execute, close, service and monitor the investments that the Fund makes;

(iv)determine the securities and other assets that the Fund will purchase, retain or sell;

(v)perform due diligence on prospective portfolio companies;

(vi)provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds;

(vii)subject to the Fund’s policies and procedures, manage the capital structure of the Fund, including, but not limited to, asset and liability management;

(viii)upon request by an official or agency administering the securities laws of a state (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to this Agreement, any registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) and applicable federal and state law.

(ix)retain a fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Fund. The Adviser shall not contract away any fiduciary obligation owed by the Adviser to the Fund’s shareholders under common law.

Subject to the supervision of the Board, Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund.  In the event that the Fund determines to acquire debt financing or to refinance existing debt financing, the Adviser shall arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a subsidiary or special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle (in accordance with the 1940 Act).  Nothing contained herein shall be construed to restrict the Fund’s right to hire its own employees or to contract for administrative services to be performed by third parties, including but not limited to, the calculation of the net asset value of the Fund’s common shares of beneficial interest (“Shares”).

2.Effective as of January 10, 2023, the following sentence shall be, and hereby is, struck from Section 6 of the Advisory Agreement:

In addition, prior to the qualification of the Shares as Covered Securities, the following Section 6(b) shall apply.

3.Effective as of January 10, 2023, the following sentence shall be, and hereby is, struck from Section 8 of the Advisory Agreement:

In addition, prior to the qualification of the Shares as Covered Securities, the following provisions in Sections 8(b) – (h) shall apply.

4.Effective as of January 10, 2023, Section 9(a) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(a)The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Adviser. The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of fraud, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

The following provisions in Sections 9(b) – (c) shall not apply in respect of Nuveen Securities, LLC or the Administrator.

5.Effective as of January 10, 2023, the following sentence shall be, and hereby is, struck from Section 10 of the Advisory Agreement:

In addition, prior to the qualification of the Shares as Covered Securities, the following Sections 10(d) – (f) shall apply.

6.Effective as of January 10, 2023, Section 10(a) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(a)This Agreement shall become effective as of the first date written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice (i) by the vote of a majority of the outstanding voting securities of the Fund or (ii) by the vote of the Board. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days’ written notice by the Adviser. The provisions of Section 10 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

7.Effective as of January 10, 2023, Section 10(e) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(e)Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Declaration of Trust, the Adviser shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the shareholders; (ii) appoint a new investment adviser (other than a sub-adviser pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders.

8.Effective as of January 10, 2023, the following sentence shall be, and hereby is, struck from Section 11 of the Advisory Agreement:

Prior to the qualification of the Shares as Covered Securities, the following provisions in this Section 11 shall apply.

9.Effective as of January 10, 2023, Section 11(b) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(b)The Adviser shall not: (i) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws or the NASAA Omnibus Guidelines (“Omnibus Guidelines”); (ii) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws or the Omnibus Guidelines governing the guidelines set forth in clause (i); or (iii) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws or the Omnibus Guidelines.

10.Effective as of January 10, 2023, Section 11(c) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

(c)The Adviser shall not directly or indirectly pay or award any fees or commissions or other compensation to any person engaged to sell Shares or give investment advice to a potential shareholder; provided, however, that this subsection shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of normal sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing Shares, including out of the Adviser’s own assets, including those amounts paid to the Adviser under this Agreement.

11.Effective as of January 10, 2023, the following sentence shall be, and hereby is, struck from Section 12 of the Advisory Agreement:

Prior to the qualification of the Shares as Covered Securities, the following provision in this Section 12 shall apply.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Advisory Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Advisory Agreement.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Amendment as of the day and year first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

CHURCHILL ASSET MANAGEMENT

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 2 to Investment Advisory Agreement]